UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 31, 2017

RAIT Financial Trust

(Exact name of registrant as specified in its charter)

Maryland	001-14760	23-2919819
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Two Logan Square, 100 N. 18th Street, 23rd Floor Philadelphia, Pennsylvania	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 207-2100

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

As previously reported in a Current Report on Form 8-K filed by RAIT Financial Trust (“RAIT”) on September 27, 2016, on September 26, 2016, RAIT entered into a Binding Memorandum of Understanding with James J. Sebra, the Chief Financial Officer (“CFO”) and Treasurer of RAIT at that time, which provided that Mr. Sebra would remain as RAIT’s CFO and Treasurer until the later to occur of March 31, 2017 or the filing of RAIT’s Form 10-K for the fiscal year ending December 31, 2016 with the U.S. Securities and Exchange Commission, at which time Mr. Sebra would  resign from his CFO position and any other positions held by him at RAIT to become the fulltime CFO and Treasurer of Independence Realty Trust, Inc.  On March 31, 2017, Mr. Sebra notified RAIT that he was resigning as CFO and Treasurer of RAIT effective March 31, 2017 (the “Resignation Date”).

(c)

As previously reported in a Current Report on Form 8-K filed by RAIT on February 21, 2017 (the “2/17 8-K”), on February 17, 2017, RAIT and Paul W. Kopsky, Jr. entered into an offer letter and employment agreement providing that Mr. Kopsky would become RAIT’s new CFO and Treasurer effective upon Mr. Sebra’s resignation from those positions.  Effective upon the Resignation Date, Mr. Kopsky was appointed to serve as RAIT’s CFO and Treasurer.  The disclosure required by Item 5.02(c) of Form 8-K with respect to Mr. Kopsky’s appointment is incorporated herein by reference from the 2/17 8-K.

(e)	The disclosure required by Item 5.02(e) of Form 8-K with respect to Mr. Kopsky’s compensatory arrangements is incorporated herein by reference from the 2/17 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAIT FINANCIAL TRUST

Date: March 31, 2017	By:	/s/ Scott L.N. Davidson
	Name:	Scott L.N. Davidson
	Title:	Chief Executive Officer and President